EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO:   IR BioSciences Holdings, Ind.

         As registered independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated May 18, 2004 relating to the consolidated financial statements of IR BioSciences Holdings, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                        RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

New York, New York
November 23, 2004